UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

GENOCEA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-8191

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed below in Item 5.02, on April 11, 2017, Dr. Stephen Hoffman notified Genocea Biosciences, Inc. (the “Company”) of his desire to resign from the Board, effective April 11, 2017. On April 14, 2017, Genocea Biosciences, Inc. (the “Company”) notified NASDAQ that Dr. Stephen Hoffman had resigned from the Board of Directors (the “Board”) of the Company effective April 11, 2017. As a result, the Compensation Committee of the Board (the “Compensation Committee”) had only one member and the Company no longer complied with NASDAQ Listing Rule 5605(d)(2), which requires companies with securities listed on NASDAQ to have a compensation committee composed of at least two independent directors. On April 14, 2017, the Board appointed Dr. Howard Mayer to serve as a member of the Compensation Committee, resulting in the Company being compliant with NASDAQ Listing Rule 5605(d)(2).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2017, Dr. Stephen Hoffman notified the Company of his desire to resign from the Board, effective April 11, 2017. Dr. Hoffman has served on the Board since 2010 and has also served as a member of the Nominating and Corporate Governance Committee of the Board and the Compensation Committee. Dr. Hoffman’s resignation was not a result of or caused by any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

Date: April 17, 2017	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

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